UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 1, 2007

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective March 1, 2007, at the Company’s request, Evan C. McKeown is no longer serving as Applied Digital Solutions, Inc.’s, (the “Company's”) chief financial officer. Mr. McKeown will continue as a senior vice president while he and the Company negotiate the terms of his departure.

(c)  On March 1, 2007, the Company, with Board approval, appointed Lorraine Breece, as acting chief financial officer, senior vice president, and assistant secretary. Ms. Breece, age 54, previously served as the Company’s senior vice president, chief accounting officer and assistant secretary.

Ms. Breece joined the Company as Controller and Chief Accounting Officer in April 2000. She was named Director of Accounting and SEC Reporting in March 2001, was appointed Vice President and Chief Accounting Officer in March 2004 and Senior Vice President in April 2006.

Ms. Breece has not been involved in any related party transactions with the Company and has not received any grant or award in connection with her appointment as the Company's acting chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.

Date: March 1, 2007	/s/ Lorraine M. Breece
Lorraine M. Breece
Senior Vice President and Acting Chief Financial Officer